Progress Announces Acquisition of Kemp, Adding Application Experience to Industry-Leading Product Portfolio September 23, 2021 Progress continues to deliver on its total growth strategy with acquisition that meets its financial criteria, has complementary products and a loyal customer base BEDFORD, Mass., Sept. 23, 2021 (GLOBE NEWSWIRE) -- Progress (NASDAQ: PRGS), the leading provider of products to develop, deploy and manage high-impact applications, today announced that it has entered into a definitive agreement to acquire privately held Kemp, the always-on application experience company that helps enterprises deliver, optimize and secure applications and networks across any cloud or hybrid environment. With this acquisition, Progress will extend its portfolio of market-leading products in DevOps, Application Development, Data Connectivity and Digital Experience, by adding Application Experience Management (AX). “Now more than ever, businesses recognize that their applications must always be available and highly performant,” said Yogesh Gupta, CEO, Progress. “The Kemp products address this exact need and complement our portfolio of best-in-class products to develop, deploy and manage high-impact applications.” Kemp Loadmaster and Flowmon Network Visibility products monitor application performance, and distribute and balance traffic and workloads across servers, in the cloud or on premise, ensuring high performance and availability. They do this by leveraging machine learning to identify anomalies and alert IT professionals before end-users are impacted. These capabilities complement Progress offerings, such as WhatsUp Gold, a market leader in easy-to-use network management. Combined, they will offer the best application experience solution in the market. “The acquisition of Kemp also furthers our total growth strategy and will enable us to add scale and cash flow, creating significant shareholder value,” added Mr. Gupta. Kemp meets Progress’ key acquisition criteria of adding solid levels of recurring revenue, complementary technology and loyal customers and will provide an opportunity for Progress to leverage its larger platform for improved efficiency. “We are extremely proud of what we’ve been able to achieve as a business,” said Ray Downes, CEO, Kemp. “As part of Progress, I am confident Kemp will thrive in the next chapter of its journey. Not only will the combined product portfolio provide great benefit to our customers and partners, but the cultural alignment and customer-first focus demonstrated by both organizations are impressive and will surely lead to long-term success for all.” Transaction Details Progress will acquire Kemp for $258 million in cash. The acquisition is expected to close in October 2021, subject to obtaining regulatory approvals and satisfaction of other customary closing conditions. Progress expects to fund the purchase price with cash on hand. The transaction is expected to be accretive to both non-GAAP earnings per share and cash flow, beginning in the fiscal fourth quarter of 2021. Lincoln International served as the exclusive financial advisor to Kemp on this transaction. Wilmer Cutler Pickering Hale and Dorr LLP served as Progress' legal counsel and Lowenstein Sandler LLP served as Kemp’s legal counsel with respect to the transaction. Additional Resources Follow Progress on Twitter, Facebook and LinkedIn Read the Progress blog About Kemp Kemp powers the always-on application experience that enterprises and service providers need to succeed. Kemp has redefined load balancing and application delivery with more simplified deployments, more flexible licensing and top-rated technical support. Kemp is the world’s most-popular virtual load balancer with more than 100,000 deployments in 138 countries. Take control of your AX at Kemp.ax. About Progress Progress (NASDAQ: PRGS) provides the best products to develop, deploy and manage high-impact business applications. Our comprehensive product stack is designed to make technology teams more productive, and we have a deep commitment to the developer community, both open source and commercial alike. With Progress, organizations can accelerate the creation and delivery of strategic business applications, automate the process by which apps are configured, deployed and scaled, and make critical data and content more accessible and secure—leading to competitive differentiation and business success. Over 1,700 independent software vendors, 100,000+ enterprise customers, and a three-million-strong developer community rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473. Note Regarding Forward-Looking Statements This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward looking statements include: uncertainties as to the effects of disruption from the acquisition of Kemp making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or Kemp’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; and uncertainties as to whether Kemp’s business will be successfully integrated with Progress' business. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2020. Progress undertakes no obligation to update any forward- looking statements, which speak only as of the date of this press release. Press Inquiries:            Erica McShane            Senior Director, Corporate Communications +1 781-280-4000           pr@progress.com  Investor Relations: Mike Micciche VP, Investor Relations +1 781-280-4000           Investor-relations@progress.com Source: Progress Software Corporation